UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2021

OLIN CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	1-1070	13-1872319
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

190 Carondelet Plaza,	Suite 1530	Clayton,	MO	63105
(Address of principal executive offices)				(Zip Code)
(314) 480-1400
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐		Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐		Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐		Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐		Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1.00 par value per share	OLN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐		Emerging growth company

☐		If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01.    Other Events.

On May 8, 2020, Olin Corporation (“Olin”) and its wholly owned subsidiary Blue Cube Spinco, LLC (“Blue Cube”) entered into an amendment (the “Second Amendment”) to the Credit Agreement dated as of June 16, 2019 (as amended by the First Amendment thereto dated as of December  20, 2019, the Second Amendment, and the Third Amendment thereto dated as of February 24, 2021, the “Amended Credit Agreement”), among Olin, Blue Cube, the lenders party thereto and Bank of America, N. A., as successor administrative agent and collateral agent (the “Agent”). As required by the Second Amendment, Olin caused its obligations under the Amended Credit Agreement (the “Credit Agreement Obligations”) to be guaranteed (the “Subsidiary Guarantees”) by certain of its material domestic subsidiaries (the “Subsidiary Guarantors”), and also caused the Credit Agreement Obligations and the Subsidiary Guarantees to be secured by liens on certain of Olin’s and the Subsidiary Guarantors’ personal property (collectively, the “Collateral”). In connection with the foregoing, Olin also caused certain of its and its subsidiaries’ obligations under certain Other Secured Agreements (as defined in the Amended Credit Agreement) to be guaranteed by the Subsidiary Guarantors and secured by liens in the Collateral, all on a pari passu basis with the Credit Agreement Obligations. The liens in the Collateral were granted to the Agent, for the ratable benefit of all the secured parties, pursuant to a Security Agreement dated as of August 6, 2020 (the “Security Agreement”), among Olin, the Subsidiary Guarantors and the Agent.

The Second Amendment provides that the Subsidiary Guarantees and the liens on the Collateral will be released upon Olin’s request when, among other things, its Consolidated Net Leverage Ratio (as defined in the Amended Credit Agreement) is below 3.50 to 1.00 for two consecutive fiscal quarters.

On July 28, 2021, Olin notified the Agent that the conditions to the release of the Subsidiary Guarantees and the liens in the Collateral have been satisfied. In accordance with the Amended Credit Agreement and the Other Secured Agreements, the Subsidiary Guarantees and the liens in the Collateral have been automatically released, and the Security Agreement has been terminated. Olin and the Agent have entered into a letter agreement dated July 28, 2021 confirming the foregoing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Olin has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLIN CORPORATION
By:	/s/ Todd A. Slater
	Name:	Todd A. Slater
	Title:	Vice President and Chief Financial Officer

Date: July 30, 2021